VIEMED HEALTHCARE ANNOUNCES FIRST QUARTER 2025 FINANCIAL RESULTS

LAFAYETTE, Louisiana (May 7, 2025) Viemed Healthcare, Inc. (the “Company” or “Viemed”) (NASDAQ:VMD), a national leader in respiratory care and technology-enabled home medical equipment services, announced today that it has reported its financial results for the three months ended March 31, 2025, and updated guidance for the full year ending December 31, 2025.

Operational highlights (all dollar amounts are USD):

•Net revenues for the quarter ended March 31, 2025 were $59.1 million, representing an increase of $8.5 million, or 17%, over net revenues reported for the comparable quarter ended March 31, 2024.

•Net income attributable to Viemed for the quarter ended March 31, 2025 totaled $2.6 million, or $0.06 per diluted share, an increase of 64% over net income attributable to Viemed of $1.6 million, or $0.04 per diluted share, for the quarter ended March 31, 2024.

•Adjusted EBITDA for the quarter ended March 31, 2025 totaled $12.8 million, a 26% increase as compared to the quarter ended March 31, 2024. A reconciliation of reported non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures can be found in the tables accompanying this press release.

•The Company increased its ventilator patient count to 11,809 as of March 31, 2025, an increase of 13% over March 31, 2024, and a slight increase as compared to December 31, 2024.

•The Company increased its PAP therapy patient count to 22,899 as of March 31, 2025, an increase of 46% over March 31, 2024, and a 7% sequential increase from December 31, 2024. The Company's sleep resupply patient count was 22,941 as of March 31, 2025, an increase of 21% over March 31, 2024, and a 6% sequential decrease from December 31, 2024.

•As of March 31, 2025, the Company maintains a strong cash balance of $10.2 million, and an overall working capital balance of $13.6 million. Long-term debt as of March 31, 2025 amounted to $3.5 million and the Company has $55 million available under existing credit facilities.

Updated Full Year 2025 Guidance (all dollar amounts are USD):

•Net revenue for the year ending December 31, 2025 is expected to be in the range of $256 million to $265 million, increased from the prior range of $254 million to $265 million.

•Adjusted EBITDA for the year ending December 31, 2025 is expected to be in the range of $55 million to $58 million, increased from the prior range of $54 million to $58 million. See “Forward-Looking Statements” below for further information on this non-GAAP financial guidance.

Agreement to Acquire Lehan’s Medical Equipment for $26 Million in Third Quarter of 2025 (all dollar amounts are USD):

•As previously disclosed on May 6, 2025, Viemed agreed to acquire Lehan’s Medical Equipment, a healthcare company offering home medical equipment with specialties in respiratory care and women’s health, for approximately $26 million, subject to customary net working capital adjustments and an estimated $2.2 million of contingent payments. In 2024, Lehan generated net revenues of approximately $25.7 million and Adjusted EBITDA of approximately $7.4 million.

•Viemed has not included the anticipated impact of this acquisition in its full year 2025 guidance. When the acquisition is completed, subject to customary closing conditions, in the third quarter of 2025, the Company intends to update its full year outlook to incorporate the anticipated contributions from the acquisition.

Casey Hoyt, Viemed’s CEO, noted, ”We are pleased to see marked improvement in each of our businesses in what has historically been our toughest quarter. The strong, across-the-board start to the year has given us the confidence to tighten our guidance by raising the lower end of our revenue and Adjusted EBITDA ranges. This performance is directly attributable to returns we are already seeing from the structure we put in place in 2024 to improve our sales organization and accelerate the hiring of new reps, as well as the leveraging of investments in technology for greater efficiencies. We are ahead of pace on increasing the sales team and expanding into new territories to fuel organic growth.

“The strong balance sheet continues to facilitate the opportunity we have pursued for the past 12 months to significantly improve and extend the life of our ventilator fleet. This unique opportunity, which we expect to conclude in the first half of this year, has been primarily funded by the existing buyback program from a large supplier. We expect this investment to reap long-term rewards as we grow the business. Our strong capital position and cash flow are also enabling us to layer on inorganic growth such as the acquisition of Lehan's Medical Equipment later this year that is expected to complement the growth we are experiencing in the complex respiratory, sleep and staffing businesses.

“While the macro environment has led to significant volatility in the public markets, we have seen no impact to date to our business from tariffs or a pullback from providers and payers. In fact, our certified Respiratory Therapists and technology-enabled clinical approach continue to earn us a trusted place in the home. Here, our value proposition to patients is greater satisfaction and better outcomes; to hospitals and health systems it’s fewer readmissions; and to payers it’s a lower total cost of care versus institutional settings. We believe we are perfectly positioned to help improve lives through compassionate care in the home.”

Conference Call Details

The Company will host a conference call to discuss first quarter results, as well as its 2025 guidance, on Thursday, May 8, 2025, at 11:00 a.m. EDT.

Interested parties may participate in the call by dialing:

866-682-6100 (US Toll-Free)
+1-862-298-0702 (International)

Live Audio Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=0dOJVhdb

Following the conclusion of the call, an audio recording and transcript of the call can be accessed on the Company's website.

ABOUT VIEMED HEALTHCARE, INC.

Viemed is an in-home clinical care provider of post-acute respiratory healthcare equipment and services in the United States, including non-invasive ventilators (NIV), sleep therapy, staffing, and other complementary products and services. Viemed focuses on efficient and effective in-home treatment with clinical practitioners providing therapy, education and counseling to patients in their homes using high-touch and high-tech services. Visit our website at www.viemed.com.

For further information, please contact:

Investor Relations
ir@viemed.com

Tripp Sullivan
SCR Partners, LLC
615-942-7077

Trae Fitzgerald
Chief Financial Officer
Viemed Healthcare, Inc.
337-504-3802

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 or “forward-looking information” as such term is defined in applicable Canadian securities legislation (collectively, “forward-looking statements”). Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “potential”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “projects”, or the negatives thereof or variations of such words and phrases or statements that certain actions, events or results “will”, “should”, “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative of these terms or comparable terminology. All statements other than statements of historical fact, including those that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance, including the Company's net revenue and Adjusted EBITDA guidance for 2025, the improvement and extension of the life of the Company’s ventilator fleet, and the timing of the closing of the acquisition of Lehan Drugs, Inc. and the anticipated synergies and other benefits of the acquisition, are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements that may be expressed or implied by such forward-looking statements to vary from those described herein should one or more of these risks or uncertainties materialize. These factors include, without limitation: the general business, market and economic conditions in the regions in which the we operate; significant capital requirements and operating risks that we may be subject to; our ability to implement business strategies and pursue business opportunities; volatility in the market price of our common shares; the state of the capital markets; the availability of funds and resources to pursue operations; inflation; reductions in reimbursement rates and audits of reimbursement claims by various governmental and private payor entities; dependence on few payors; possible new drug discoveries; dependence on key suppliers; granting of permits and licenses in a highly regulated business; competition; disruptions in or attacks (including cyber-attacks) on our information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which we are exposed; difficulty integrating newly acquired businesses; the impact of new and changes to, or application of, current laws and regulations; the overall difficult litigation and regulatory environment; increased competition; increased funding costs and market volatility due to market illiquidity and competition for funding; critical accounting estimates and changes to accounting standards, policies, and methods used by us; and the occurrence of natural and unnatural catastrophic events or health epidemics or concerns, and claims resulting from such events or concerns, as well as other general economic, market and business conditions; and other factors beyond our control; as well as those risk factors discussed or referred to in the Company’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and with the securities regulatory authorities in certain provinces of Canada available at www.sedar.com. Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking statements prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking statements are expressly qualified in their entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking statements. The forward-looking statements included in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

This press release contains non-GAAP financial guidance. There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items that typically have one or more of the following characteristics: highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods. As a result, reconciliation of the non-GAAP financial guidance to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

The Company’s financial guidance in this press release excludes the impact of potential future strategic acquisitions and any items that have not yet been identified or quantified. This guidance is subject to risks and uncertainties inherent in all forward-looking statements, as outlined above.

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of U.S. Dollars, except share amounts)
(Unaudited)

	At March 31, 2025	At December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$10,160	$17,540
Accounts receivable, net	26,789	24,911
Inventory	4,510	4,320
Prepaid expenses and other assets	7,661	6,109
Total current assets	$49,120	$52,880
Long-term assets
Property and equipment, net	81,054	76,279
Finance lease right-of-use assets	31	50
Operating lease right-of-use assets	2,877	2,831
Equity investments	2,794	2,794
Deferred tax asset	8,398	8,398
Identifiable intangibles, net	816	848
Goodwill	32,989	32,989
Total long-term assets	$128,959	$124,189
TOTAL ASSETS	$178,079	$177,069

LIABILITIES
Current liabilities
Trade payables	$7,944	$5,322
Deferred revenue	6,795	6,694
Income taxes payable	1,878	3,883
Accrued liabilities	17,543	20,157
Finance lease liabilities, current portion	32	50
Operating lease liabilities, current portion	905	811
Current portion of long-term debt	390	409
Total current liabilities	$35,487	$37,326
Long-term liabilities
Accrued liabilities	410	846
Operating lease liabilities, less current portion	1,903	2,007
Long-term debt	3,530	3,589
Total long-term liabilities	$5,843	$6,442
TOTAL LIABILITIES	$41,330	$43,768

Commitments and Contingencies	—	—

SHAREHOLDERS' EQUITY
Common stock - No par value: unlimited authorized; 39,523,787 and 39,132,897 issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	28,151	23,365
Additional paid-in capital	15,873	18,337
Retained earnings	90,732	89,691
TOTAL VIEMED HEALTHCARE, INC.'S SHAREHOLDERS' EQUITY	$134,756	$131,393
Noncontrolling interest in subsidiary	1,993	1,908
TOTAL SHAREHOLDERS' EQUITY	$136,749	$133,301
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$178,079	$177,069

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Expressed in thousands of U.S. Dollars, except outstanding shares and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$59,129	$50,593

Cost of revenue	25,850	20,791

Gross profit	$33,279	$29,802

Operating expenses
Selling, general and administrative	28,425	24,814
Research and development	797	750
Stock-based compensation	2,311	1,432
Depreciation and amortization	348	415
Loss (gain) on disposal of property and equipment	(2,368)	213
Other income, net	(75)	(26)
Income from operations	$3,841	$2,204

Non-operating income and expenses
Income from investments	—	(67)
Interest expense, net	179	150

Net income before taxes	3,662	2,121
Provision for income taxes	952	518
Net income	$2,710	$1,603
Net income attributable to noncontrolling interest	85	—
Net income attributable to Viemed Healthcare, Inc.	$2,625	$1,603

Net income per share
Basic	$0.07	$0.04
Diluted	$0.06	$0.04

Weighted average number of common shares outstanding:
Basic	39,426,753	38,717,123
Diluted	41,627,876	40,580,634

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in thousands of U.S. Dollars)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net income	$2,710	$1,603
Adjustments for:
Depreciation and amortization	6,613	6,285
Stock-based compensation expense	2,311	1,432
Distributions of earnings received from equity method investments	—	49
Income from equity method investments	—	(67)
Income from debt investment	—	(55)
Loss (gain) on disposal of property and equipment	(2,368)	213
Amortization of deferred financing costs	35	—
Changes in working capital:
Accounts receivable, net	(1,878)	(6,026)
Inventory	(190)	279
Prepaid expenses and other assets	(601)	99
Trade payables	1,176	588
Deferred revenue	101	(115)
Accrued liabilities	(3,050)	(3,632)
Income tax payable/receivable	(2,005)	522
Net cash provided by operating activities	$2,854	$1,175

Cash flows from investing activities
Purchase of property and equipment	(15,483)	(6,006)
Proceeds from sale of property and equipment	6,953	641
Net cash used in investing activities	$(8,530)	$(5,365)

Cash flows from financing activities
Proceeds from exercise of options	11	304
Principal payments on term notes	(113)	(589)
Shares redeemed to pay income tax	(1,584)	(961)
Repayments of finance lease liabilities	(18)	(94)
Net cash used in financing activities	$(1,704)	$(1,340)

Net decrease in cash and cash equivalents	(7,380)	(5,530)
Cash and cash equivalents at beginning of year	17,540	12,839
Cash and cash equivalents at end of period	$10,160	$7,309

Supplemental disclosures of cash flow information
Cash paid during the period for interest	$125	$224
Cash paid during the period for income taxes, net of refunds	$2,957	$—

Supplemental disclosures of non-cash transactions
Equipment and other fixed asset purchases payable at end of period	$3,625	$2,428
Equipment sales receivable at end of period	$3,832	$—

Non-GAAP Financial Measures

This press release refers to “Adjusted EBITDA”, which is a financial measure that is not prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). Adjusted EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. Management believes Adjusted EBITDA provides helpful information with respect to the Company’s operating performance as viewed by management, including a view of the Company’s business that is not dependent on the impact of the Company’s capitalization structure and items that are not part of the Company’s day-to-day operations. Management uses Adjusted EBITDA (i) to compare the Company’s operating performance on a consistent basis, (ii) to calculate incentive compensation for the Company’s employees, (iii) for planning purposes, including the preparation of the Company’s internal annual operating budget, and (iv) to evaluate the performance and effectiveness of the Company’s operational strategies. Accordingly, management believes that Adjusted EBITDA provides useful information in understanding and evaluating the Company’s operating performance in the same manner as management. Adjusted EBITDA is not a measurement of the Company’s financial performance under U.S. GAAP and should not be considered as an alternative to revenue or net income, as applicable, or any other performance measures derived in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the Company’s operating results as reported under U.S. GAAP. Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of ongoing operations; and other companies in the Company’s industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. In calculating Adjusted EBITDA, certain items (mostly non-cash) are excluded from net income attributable to Viemed Healthcare, Inc., including depreciation and amortization of capitalized assets, net interest expense (income), stock based compensation, transaction costs, impairment of assets, and taxes.

The following table is a reconciliation of net income attributable to Viemed Healthcare, Inc., the most directly comparable U.S. GAAP measure, to Adjusted EBITDA, on a historical basis for the periods indicated:

VIEMED HEALTHCARE, INC.
Reconciliation of Net Income to Non-GAAP Adjusted EBITDA
(Expressed in thousands of U.S. Dollars)
(Unaudited)

For the quarter ended	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Net Income attributable to Viemed Healthcare, Inc.	$2,625	$4,316	$3,878	$1,468	$1,603	$3,477	$2,919	$2,330
Add back:
Depreciation & amortization	6,613	6,366	6,408	6,309	6,285	5,918	5,975	5,207
Interest expense (income)	179	147	225	254	150	256	237	(20)
Stock-based compensation(a)	2,311	1,521	1,712	1,620	1,432	1,534	1,453	1,471
Transaction costs(b)	85	11	12	221	110	61	177	94
Impairment of assets(c)	—	—	125	2,173	—	—	—	—
Income tax expense	952	1,881	1,594	768	518	1,599	1,320	728
Adjusted EBITDA	$12,765	$14,242	$13,954	$12,813	$10,098	$12,845	$12,081	$9,810

(a) Represents non-cash, equity-based compensation expense associated with option and RSU awards.
(b) Represents transaction costs and expenses related to acquisition and integration efforts associated with recently announced or completed acquisitions.
(c) Represents impairments of the fair value of investment and litigation-related assets.

VIEMED HEALTHCARE, INC.
Key Financial and Operational Information
(Expressed in thousands of U.S. Dollars, except vent patients)
(Unaudited)

For the quarter ended	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Financial Information:
Revenue	$59,129	$60,695	$58,004	$54,965	$50,593	$50,739	$49,402	$43,311
Gross Profit	$33,279	$36,138	$34,371	$32,892	$29,802	$32,111	$30,562	$26,106
Gross Profit %	56%	60%	59%	60%	59%	63%	62%	60%
Net Income attributable to Viemed Healthcare, Inc.	$2,625	$4,316	$3,878	$1,468	$1,603	$3,477	$2,919	$2,330
Cash and Cash Equivalents (As of)	$10,160	$17,540	$11,347	$8,807	$7,309	$12,839	$10,078	$10,224
Total Assets (As of)	$178,079	$177,069	$169,526	$163,947	$154,875	$154,895	$149,400	$149,117
Adjusted EBITDA(1)	$12,765	$14,242	$13,954	$12,813	$10,098	$12,845	$12,081	$9,810
Operational Information:
Vent Patients(2)	11,809	11,795	11,374	10,905	10,450	10,327	10,244	10,005
PAP Therapy Patients(3)	22,899	21,338	19,478	17,349	15,726	14,900	14,788	13,313
Sleep Resupply Patients(4)	22,941	24,478	22,143	20,185	18,904	18,902	18,544	12,572
(1)Refer to "Non-GAAP Financial Measures" section above for definition of Adjusted EBITDA.
(2)Vent Patients represents the number of active ventilator patients on recurring billing service at the end of each calendar quarter.
(3) PAP Therapy Patients represents the number of distinct patients billed for PAP therapy services during each calendar quarter.
(4) Sleep Resupply Patients represents the number of distinct patients who received supplies through our sleep resupply program during each calendar quarter.